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                                                                    Exhibit 3.2

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 02/26/1992
                                                      B20575163 - 2094403



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                    OF APPLIED EXTRUSION TECHNOLOGIES, INC.


     Applied Extrusion Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

     DOES HEREBY CERTIFY:

     FIRST: That pursuant to a unanimous written consent of the Directors of the Corporation dated December 18, 1991, the Board of Directors of the Corporation has duly adopted the following resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring the advisability thereof and calling for submission of the proposed amendment to the stockholders of the Corporation for their approval and adoption:

RESOLVED: That the Restated Certificate of Incorporation of this Corporation (the "Certificate") be amended by adding an Article 11 (the "Amendment") to said Certificate to read in its entirety as follows:

               "11. DIRECTORS.

                    A. CLASSIFICATION OF DIRECTORS. Except as otherwise provided in this Certificate of Incorporation or the By-laws of this Corporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of this Corporation shall be as fixed from time to time by or pursuant to the By-laws of this Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the By-laws of this Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1993 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at


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the 1994 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1995 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 1, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders following the 1992 annual meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

     B. REMOVAL OF DIRECTORS. Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or the By-laws of this Corporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successor shall be elected and qualified or until their earlier death, resignation or removal.

     C. AMENDMENT OF THIS SECTION. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of this Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of this Corporation), the affirmative vote, at any

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                  regular meeting or special meeting of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, this Section 11. Notice of any such proposed alteration or amendment shall be contained in the notice of the meeting at which it is to be considered.

                           D. CHANGE OF AUTHORIZED NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increases or decrease shall be appointed by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                           E. DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 11 unless expressly provided by such terms.";

         that the directors deem such Amendment to be advisable; that such Amendment be submitted to this Corporation's stockholders for their consideration and approval at the 1992 Annual Meeting of Stockholders of this Corporation; and that upon approval by the stockholders, such Amendment be filed with the Delaware Secretary of State.

         SECOND: That the annual meeting of stockholders of the Corporation was duly called and subsequently held on February 11, 1992, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the



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necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Applied Extrusion Technologies, Inc. has caused this certificate to be signed by Amin J. Khoury, its chairman, and Ronald Remy, its Assistant Secretary, this 25th day of February, 1992.




                                        APPLIED EXTRUSION TECHNOLOGIES, INC.


                                        By /s/ Amin J. Khoury
                                           ---------------------------------
                                           Amin J. Khoury, Chairman


Attest:


By /s/ Ronald Remy
   ----------------------
   Ronald Remy
   Assistant Secretary
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COMMONWEALTH OF MASSACHUSETTS   )
                                )  ss.
COUNTY OF SUFFOLK               )


     On this 25th day of February, 1992, personally appeared before me Amin J. Khoury and Ronald Remy, to me personally known, being by me duly sworn, did say that they are the Chairman and Assistant Secretary, respectively, of Applied Extrusion Technologies, Inc., and that this certificate was signed and sealed on behalf of said Corporation pursuant to resolutions duly adopted by unanimous written consent of its Board of Directors and approved at the annual meeting of its stockholders, and they acknowledged the foregoing to be the free act and deed of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of February, 1992.



                                                      illegible
                                               ---------------------------------
                                               Notary Public
                                               My Commission Expires: 11/25/99


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